Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows





         Evergreen California Municipal Bond Fund


                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV



     Class A      106,587  0.16             668,108  11.32


     Class B      10,092            0.12             88,739            11.32


     Class C      38,684            0.12             301,357  11.32


     Class I      655,181  0.17             3,664,170         11.32


     Evergreen Connecticut Municipal Bond Fund


                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV



     Class A      118,843  0.13             967,268  6.48


     Class B      76,376   0.10             733,678  6.48


     Class C      29,591            0.10             261,203  6.48


     Class I      1,377,953         0.13             10,045,541        6.48























     Evergreen New Jersey Municipal Bond Fund


                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV



     Class A      1,072,868                 0.21     4,804,660         11.14


     Class B      479,208           0.17    2,647,986         11.14


     Class C      152,992           0.17    873,222  11.14


     Class I      3,710,189                 0.23     16,095,871        11.14





     Evergreen New York Municipal Bond Fund


                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV



     Class A      67,581            0.17             371,393  11.21


     Class B      48,040            0.13             393,611  11.21


     Class C      66,377            0.13             540,199  11.21


     Class I      1,505,584         0.18             8,137,387         11.21